Exhibit 5(a)

                    [SIMPSON THACHER & BARTLETT LETTERHEAD]


                                                       September 27, 2000

Northwest Airlines Corporation
Northwest Airlines, Inc.
2700 Lone Oak Parkway
Eagan, Minnesota 55121

Ladies and Gentlemen:

          We have acted as counsel to Northwest Airlines Corporation, a Delaware corporation ("NWA Corp."), and Northwest Airlines, Inc., a Minnesota corporation ("Northwest" and, together with NWA Corp., the "Registrants"), in connection with the Registration Statement on Form S-3 (File No. 333-45314) filed by the Registrants on September 7, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"), relating to (i) debt securities of Northwest, which may be either senior (the "Senior Securities") or subordinated (the "Senior Subordinated Securities") (collectively, the "Northwest Debt Securities"), including debt securities issuable upon exercise of the Debt Warrants referred to below, (ii) guarantees of NWA Corp. to be issued in connection with the Northwest Debt Securities and Pass Through Certificates (as defined below) (the "Guarantees"), (iii) warrants to purchase Northwest Debt Securities (the "Debt Warrants") and (iv) pass through certificates (the "Pass Through Certificates") to be issued by one or more trusts formed by Northwest relating to certain equipment notes either issued by Northwest or relating to leases with Northwest, all of which are to be issued and sold by the Registrants from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price (together with the aggregate initial offering price of securities previously registered under the Registrant's registration statement on Form S-3 (File No. 333-79215) which have not yet been sold and which, pursuant to Rule 429 under the Act, are covered by the Prospectuses (as defined below) included in the Registration Statement) not to exceed $975,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

          The Registration Statement consists of two separate prospectuses covering the following securities: (i) Northwest Debt Securities and Debt Warrants to purchase Northwest Debt Securities and Guarantees of such Northwest Debt Securities by NWA Corp. (the "Debt Prospectus") and (ii) Northwest Pass Through Certificates and Guarantees of such Pass Through Certificates by NWA Corp. (the "Pass Through Prospectus" and, together with the Debt Prospectus, the "Prospectuses"). The Northwest Debt Securities, Debt Warrants, Guarantees and Pass Through Certificates are hereinafter referred to collectively as the "Offered Securities."

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          The Offered Securities may be issued, sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the two separate Prospectuses or any supplements thereto. The Senior Securities will be issued under an Indenture dated as of March 1, 1997 among Northwest, Northwest Airlines Holdings Corporation and State Street Bank and Trust Company, as trustee (the "Indenture Trustee") thereunder, as supplemented by a Supplemental Indenture dated as of November 20, 1998 among NWA Corp., Northwest Airlines Holdings Corporation, Northwest and the Indenture Trustee and a Second Supplemental Indenture dated as of February 25, 1999, among NWA Corp., Northwest Airlines Holdings Corporation, Northwest and the Indenture Trustee (as so supplemented, the "Senior Indenture"), the Senior Subordinated Securities will be issued under an Indenture among Northwest, NWA Corp. and the Indenture Trustee (the "Senior Subordinated Indenture" and, together with the Senior Indenture, the "Northwest Indentures"). The Pass Through Certificates will be issued under a Pass Through Trust Agreement dated as of June 3, 1999 among Northwest, NWA Corp. and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Pass Through Trustee") thereunder (the "Pass Through Trust Agreement") and a Supplement thereto relating to such series (a "Trust Supplement"). The Debt Warrants that will be attached to the Northwest Debt Securities will be issued under a Warrant Agreement for such attached Debt Warrants (the "Attached Warrant Agreement") between Northwest and the warrant agent thereunder (the "Warrant Agent") and the Debt Warrants that will be sold separately from the Northwest Debt Securities will be issued under a Warrant Agreement for such separate Debt Warrants between Northwest and the Warrant Agent (the "Separate Warrant Agreement" and, together with the Attached Warrant Agreement, the "Warrant Agreement").

          We have examined the Registration Statement, the Senior Indenture, the Pass Through Trust Agreement and the forms of the Senior Subordinated Indenture and the Warrant Agreement, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Registrants.

          In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed the following:

          (i) A definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly

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executed and delivered by one or both of NWA Corp. or Northwest, to the extent such person is an issuer or guarantor of the Offered Securities, and the other parties thereto.

          (ii) With respect to the Senior Securities and the Senior Indenture
(a) the Senior Indenture is the valid and legally binding obligation of the Indenture Trustee and (b) (1) Northwest has duly authorized, executed and delivered the Senior Indenture and at the time of execution, countersignature, issuance and delivery of any Debt Warrants relating to Senior Securities, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, and (2) execution, delivery and performance by Northwest of the Senior Indenture and the Senior Securities do not and will not violate the laws of Minnesota or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

          (iii) With respect to the Senior Subordinated Securities and the Senior Subordinated Indenture (a) at the time of execution, authentication, issuance and delivery of the Senior Subordinated Securities, the Senior Subordinated Indenture will be the valid and legally binding obligation of the Indenture Trustee and at the time of execution, countersignature, issuance and delivery of any Debt Warrants relating to Senior Subordinated Securities, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, (b) at the time of execution, authentication, issuance and delivery of the Senior Subordinated Securities and the Guarantees thereof, if any, the Senior Subordinated Indenture will have been duly authorized, executed and delivered by Northwest and NWA Corp., and (c) (1) at the time of execution, authentication, issuance and delivery of the Senior Subordinated Indenture and the Senior Subordinated Securities and the Guarantees, if any, of such Senior Subordinated Securities, the Senior Subordinated Indenture will have been duly authorized, executed and delivered by Northwest and NWA Corp and (2) execution, delivery and performance by Northwest of the Senior Subordinated Indenture and the Senior Subordinated Securities will not violate the laws of Minnesota or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

          (iv) With respect to the Warrant Agreements and the Debt Warrants
(a) at the time of execution, countersignature, issuance and delivery of any Debt Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by Northwest and, to the extent that the Northwest Debt Securities issuable pursuant thereto are to be guaranteed by NWA Corp., by NWA Corp. and (2) execution, delivery and performance by Northwest of such Warrant Agreement and such Debt Warrants will not violate the laws of Minnesota or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States) and (b) any Northwest Debt Securities and Guarantees, if any, issuable upon exercise of any Debt

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Warrant will be duly authorized, created and, if appropriate, reserved for issuance upon such exercise.

          (v) With respect to the Pass Through Trust Certificates and the Pass Through Trust Agreement (including any Trust Supplement) (a) the Pass Through Trust Agreement is the valid and legally binding obligation of the Pass Through Trustee, (b) at the time of execution, authentication, issuance and delivery of a series of Pass Through Certificates, such Pass Through Certificates and the Trust Supplement related thereto will be the valid and legally binding obligation of the Pass Through Trustee, (c) at the time of execution, authentication, issuance and delivery of a series of Pass Through Certificates and the Guarantees thereof, if any, the Trust Supplement related to such Certificates will have been duly authorized, executed and delivered by Northwest and the guarantee agreement related to such Guarantees will have been duly authorized, executed and delivered by NWA Corp., and (d) execution, delivery and performance by Northwest of such Trust Supplement and such Certificates will not violate the laws of Minnesota or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. With respect to Northwest Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Northwest Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of Northwest, a duly constituted and acting committee of such Board or duly authorized officers of Northwest (such Board of Directors, committee or authorized officers being referred to herein as the "Northwest Board") and (b) the due execution, authentication, issuance and delivery of such Northwest Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Northwest Board, or upon exercise of related Debt Warrants in accordance with their terms, as the case may be, and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Northwest Debt Securities will constitute valid and legally binding obligations of Northwest, enforceable against Northwest in accordance with their terms.

          2. With respect to the Debt Warrants, assuming (a) the taking of all necessary corporate action by the Northwest Board to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Debt Warrants, upon payment of the consideration for such Debt Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Northwest Board and otherwise in accordance with the provisions of the

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applicable Warrant Agreement and such agreement, such Debt Warrants will constitute valid and legally binding obligations of Northwest, enforceable against Northwest in accordance with their terms.

          3. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of NWA Corp., a duly constituted and acting committee of such Board or duly authorized officers of NWA Corp. (such Board of Directors, committee or authorized officers being referred to herein as the "NWA Board") and (b) the due authorization, execution, authentication, issuance and delivery of the Debt Securities or Pass Through Certificates, as applicable, underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the NWA Board and otherwise in accordance with the provisions of the applicable Northwest Indenture or Pass Through Agreement and related Trust Supplement, as applicable, and such agreement and the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of NWA Corp., enforceable against NWA Corp. in accordance with their terms.

          4. With respect to each series of Pass Through Certificates, assuming (a) the taking of all necessary corporate action by the Northwest Board and NWA Board to approve the execution and delivery of a related Trust Supplement in the form filed as an exhibit to the Registration Statement and
(b) the due execution, countersignature, issuance and delivery of such Pass Through Certificates by the Pass Through Trustee, upon payment of the consideration for such Pass Through Certificates provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Northwest and NWA Boards and otherwise in accordance with the provisions of the Pass Through Trust Agreement, applicable Trust Supplement and such agreement, such Pass Through Certificates will be validly issued and will be entitled to the benefits of the Pass Through Trust Agreement and the applicable Trust Supplement.

          Our opinions set forth in paragraphs 1-3 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

          Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Minnesota, we have relied upon the opinion of Douglas M. Steenland, Esq., Senior Vice President, General Counsel and Secretary of Northwest, dated the date hereof.



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          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws).

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the captions "Legal Opinions" in the Prospectuses forming a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Simpson Thacher & Bartlett

                                          SIMPSON THACHER & BARTLETT

































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